       COVER


                                                          EXHIBIT A

                      KEY EMPLOYEE PHANTOM STOCK AGREEMENT

                             Payment Option Election


Part I. I hereby elect to receive the balance of my Account under the Agreement in the following manner: (check one)


       	      a.  ____   as the Share Units vest.

              b.  ____   in three annual installments with the first of
                         such installments occurring when all Share Units are vested.

              c.  ____   in a lump sum at the time my employment with Legg
                         terminates.

              d.  ____   in three annual installments with the first of such
                         installments occurring when my employment with Legg terminates.

     I understand that if I elect to receive distributions in installments, each installment will be determined by dividing the then value of the amount to be distributed by the number of installments remaining to be paid (including the installment then due). If the total distribution is less than $20,000.00, I understand installment option b and installment option d will not be available and I will receive a single lump sum payment.

     I further understand that in the event that my employment with Legg has terminated for any reason and the distributions under this Agreement are to be paid in installments rather than in a single lump sum, then (regardless of whether there has or has not been a merger or Change in Control of LMI or
Legg) I will be deemed to have automatically made an elective transfer to Phantom Treasury Bills.

Key Employee Phantom Stock Agreement
Payment Option Election
Page Two


Part II. I hereby direct that, in the event of my death, any balance in my Account shall be paid to the beneficiary(ies) designated by me in the following manner: (check one)

     a.   ____    in a single lump sum distribution

     b.   ____    continuation of the manner of distribution elected by
                  me pursuant to Part I above.



                                   Employee:


                                   ____________________________
                                   Signature               Date


                                   ____________________________
                                   Print Full Name


Receipt Acknowledged:

LEGG MASON WOOD WALKER, INCORPORATED



By:___________________________________
      	Signature